EXHIBIT 23(A)


             CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 20, 1996 appearing on page 40 of Consolidated Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PRICE WATERHOUSE LLP
Pittsburgh, Pennsylvania  15219-9954
August 26, 1996